                                                                     EXHIBIT 1.2

                           Puget Sound Energy, Inc.

                      Senior Medium-Term Notes, Series B

                    Due 9 Months or More from Date of Issue

                                TERMS AGREEMENT

                                                                  March  4, 1999


Puget Sound Energy, Inc.
411-108th Avenue N.W.
Bellevue, Washington 98004-5515

Attention:  Treasurer

     Subject in all respects to the terms and conditions of the Distribution Agreement dated March 3, 1999 among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. and you (the "Agreement"), the undersigned (collectively, the "Purchasers") agree to purchase the Senior Medium Term Notes, Series B (the "Notes") described below of Puget Sound Energy, Inc. (the "Company") for sale to investors or agree to arrange for the sale of Notes by the Company directly to investors. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

     The Company hereby appoints each of NationsBanc Montgomery Securities LLC ("NationsBanc"), Chase Securities, Inc. ("Chase Securities"), CIBC Oppenheimer Corp. ("CIBC") and First Chicago Capital Markets, Inc. ("First Chicago") and as an agent under the Agreement in connection with the placement or purchase as principal by each of them, in the respective amounts set forth on Annex B hereto, of the Notes described herein and in the Company's Pricing Supplements, each dated March 4, 1999, to the Company's Prospectus dated October 14, 1998 and the Company's Prospectus Supplement dated March 3, 1999.

     The Company agrees that with respect to the Notes, each of Chase Securities, CIBC, First Chicago and NationsBanc, shall be entitled to the benefit of the representations and warranties, agreements and indemnities (including contribution) as agreed to by the Company in favor of the Agents named in the Agreement to the same extent as if each of Chase Securities, CIBC, First Chicago and NationsBanc were named as Agents thereunder.

                                   THE NOTES
                                   ---------

                                       10 Year Notes             30 Year Notes
Aggregate Principal Amount:       $150,000,000              $100,000,000

Purchase Price:                   99.875%-99.125% of        99.875%-99.125% of
                                  Principal Amount          Principal Amount

Priority:                         Senior                    Senior

Issue Price:                      100% of Principal Amount  100% of Principal Amount

Currency or Currency Unit:        United States Dollars     United States Dollars

Interest Rate or Method of        6.46% per annum,          7.00% per annum,
 Determining:                     accruing from March 9,    accruing from March 9,
                                  1999                      1999

Date of Maturity:                 March 9, 2009             March 9, 2027

Interest Payment Dates:           April 15  and October     April 15  and October
                                  15 of each year, except   15 of each year, except
                                  as provided in the        as provided in the
                                  Pricing Supplement        Pricing Supplement

Closing Date:                     March 9, 1999             March 9, 1999

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
Method of Payment:                Immediately available     Immediately available
                                  funds                     funds

Trustee, Paying Agent and         State Street Bank and     State Street Bank and
 Authenticating Agent:            Trust Company             Trust Company

Modification, if any, in the      Each of the documents     Each of the documents
 requirements to deliver the      required to be            required to be
 documents specified in the       delivered in accordance   delivered in accordance
 Distribution Agreement:          with the Distribution     with the Distribution
                                  Agreement shall be        Agreement shall be
                                  dated as of, and          dated as of, and
                                  delivered to each         delivered to each
                                  Purchaser on the          Purchaser on the
                                  Closing Date              Closing Date

Other terms:                      The Notes shall have      The Notes shall have
                                  such additional terms     such additional terms
                                  as are specified in the   as are specified in the
                                  form of Pricing           form of Pricing
                                  Supplement, attached      Supplement, attached
                                  hereto as Annex A-1       hereto as Annex A-2

Allocation among Purchasers:      Each of the Purchasers    Each of the Purchasers
                                  severally agrees to       severally agrees to
                                  purchase the respective   purchase the respective
                                  principal amount of       principal amount of
                                  Notes set forth next to   Notes set forth next to
                                  its name in Annex B and   its name in Annex B and
                                  each Purchaser shall be   each Purchaser shall be
                                  entitled to the           entitled to the
                                  percentage of the total   percentage of the total
                                  underwriting discounts    underwriting discounts
                                  indicated in Annex B      indicated in Annex B

Default of Purchasers:            The provisions set        The provisions set
                                  forth in Annex C hereto   forth in Annex C hereto
                                  are incorporated herein   are incorporated herein
                                  by reference              by reference

     Unless otherwise agreed upon between one or more Agents acting as principal and the Company, between the date of this Agreement and the Settlement Date, the Company will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).


                                      MERRILL LYNCH CO.
                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED
                                      SALOMON SMITH BARNEY INC.
                                      NATIONSBANK MONTGOMERY
                                          SECURITIES LLC
                                      CHASE SECURITIES, INC.
                                      CIBC OPPENHEIMER CORP.
                                      FIRST CHICAGO CAPITAL MARKETS, INC.

                                      By:  Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated


                                           By:  /s/ Scott G. Primrose
                                                ---------------------------
                                                       Scott G. Primrose
                                                Title: Authorized Signatory

Accepted:

PUGET SOUND ENERGY, INC.


By:  /s/  Donald E. Gaines
     ---------------------
     Donald E. Gaines
     Treasurer